Exhibit 99.1

Media Contact:	Kimberly Kuo Senior Vice President, Public Affairs, Communications and Communities 704-557-4584

Investor Contact:	Clifford M. Deal, III Senior Vice President & CFO 704-557-4633

Coca-Cola Bottling Co. Consolidated Reports Third Quarter 2016 Results

•	Net sales increased 37.2% and comparable(a) net sales increased 4.1%

•	Income from operations increased 43.8% and comparable(a) income from operations increased 30.8%

•	Basic net income per share decreased 9.8% to $2.48 and comparable(a) basic net income per share increased 19.5% to $2.45

•	Equivalent unit case volume grew 36.9% and comparable(a) equivalent unit case volume grew 2.7%

CHARLOTTE, November 8, 2016 – Coca-Cola Bottling Co. Consolidated (NASDAQ: COKE) today reported operating results for the third quarter and the first three quarters of 2016. Frank Harrison, Chairman and CEO, said, “We are pleased with our 2016 financial and operating results as we continue to grow both organically and through acquisition of additional manufacturing and distribution territory. We are in our third year of the planned refranchising of the U.S. Coca-Cola system and are thankful for the unwavering dedication of all our employees whose efforts are instrumental in successfully integrating new territories and driving strong results in our legacy territories.”

Hank Flint, President and Chief Operating Officer, added, “Our results for the third quarter and first three quarters of 2016 reflect solid growth in revenue and income from operations. Our revenue growth was driven by acquisitions and an increase in our legacy territories of 4.1% in the third quarter. We continue to invest in our beverage portfolio to drive growth across all beverage categories which is reflected in modest growth in our sparkling beverages and strong growth in our still beverage portfolio. We are also continuing our work on integrating newly acquired territories and creating efficiencies to drive growth in our income from operations. We are in a very exciting time for our Company and are most thankful for the commitment and dedication of our over 13,000 employees.”

(a) The discussion of third quarter results includes selected non-GAAP financial information, such as “comparable” results. See discussion of “Non-GAAP Financial Measures” for descriptions and reconciliations.

Third Quarter 2016 Operating Review

	% Change
	Third Quarter 2016		First Three Quarters 2016
	Consolidated	Comparable	Consolidated	Comparable
Net sales	37.2%	4.1%	37.2%	7.2%
Income from operations	43.8%	30.8%	29.0%	22.0%
Net income per share—basic	-9.8%	19.5%	-47.5%	12.2%
Equivalent unit case volume (b)	36.9%	2.7%	37.6%	4.7%
Sparkling	33.3%	0.7%	32.8%	1.6%
Still	44.9%	7.2%	50.0%	12.9%

(b)	Equivalent unit case volume is defined as 24 8-ounce servings or 192 ounces.

•	Consolidated net sales increased $230.2 million to $849.0 million compared to the third quarter of 2015, primarily driven by acquisitions and a 4.1% increase in comparable net sales. The increase in comparable net sales was driven primarily by a 2.7% increase in comparable equivalent unit case volume. Products in both our sparkling and still portfolios contributed to the volume increase.

•	Consolidated income from operations increased $12.1 million to $39.8 million compared to the third quarter of 2015, driven by acquisitions and a 30.8% increase in comparable income from operations. Comparable income from operations increased $11.0 million to $46.8 million compared to the third quarter of 2015, driven by sales growth and the leveraging of selling, delivery and administrative expenses.

•	Other income was $7.3 million in the third quarter of 2016 compared to other expense of $4.0 million in the third quarter of 2015. This difference is primarily due to mark-to-market fair value adjustments to the Company’s acquisition related contingent consideration liability for territories acquired since May 2014. These mark-to-market adjustments are primarily non-cash and reflect changes in underlying assumptions used to calculate the estimated liability in the newly acquired territories subject to sub-bottling fees, including long-term interest rates and projected future operating results.

•	In August 2015, the Company sold all issued and outstanding shares of capital stock of BYB Brands, Inc. to The Coca-Cola Company. As a result of the sale, the Company recognized a gain of $22.7 million during the third quarter of 2015.

•	Consolidated basic net income per share was $2.48 and $3.09 for the third quarter and the first three quarters of 2016, respectively, compared to $2.75 and $5.89 for the third quarter and the first three quarters of 2015, respectively. Comparable basic net income per share was $2.45 and $5.06 for the third quarter and the first three quarters of 2016, respectively, compared to $2.05 and $4.51 for the third quarter and the first three quarters of 2015, respectively.

•	Cash flow provided by operations was $128.1 million for the first three quarters of 2016 compared to $72.5 million for the first three quarters of 2015. The increase was driven primarily by growth in comparable income from operations and cash generated from acquired territories. In the first three quarters of 2016, cash payments for acquired territories totaled $174.6 million. Capital expenditures increased to $124.6 million in the first three quarters of 2016, compared to $104.4 million for the same period in 2015, driven by capital expenditures for the acquired territories. The Company expects to be a net user of cash in 2016 as it continues to acquire distribution rights in additional territories and manufacturing facilities included in the Company’s previously announced Coca-Cola system transformation transactions with The Coca-Cola Company.

About Coca-Cola Bottling Co. Consolidated

Coca-Cola Bottling Co. Consolidated provides moments of happiness for millions of people every day with a broad portfolio of beverages that fit every activity and lifestyle. Coke Consolidated is the largest independent Coca-Cola bottler in the United States. We make, sell and distribute Coca-Cola products along with other unique beverages, carrying more than 300 brands and flavors across 16 states to approximately 41 million people. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. Headquartered in Charlotte, N.C., Coke Consolidated is traded on the NASDAQ under the symbol COKE. More information about the Company is available at www.cokeconsolidated.com. Follow Coke Consolidated on Facebook, Twitter, Instagram and Linkedin.

Cautionary Information Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. Factors that might cause Coke Consolidated’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca-Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in workers’ compensation, employment practices and vehicle accident claims costs; sustained increases in the cost of employee benefits; product liability claims or product recalls; technology failures; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca-Cola Company or other bottlers in the Coca-Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; impact of obesity and health concerns on product demand; public policy challenges regarding the sale of soft drinks in schools; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in the Company’s fiscal 2015 Annual Report on Form 10-K, Item 1A. Risk Factors. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

—Enjoy Coca-Cola—

Financial Statements

COCA-COLA BOTTLING CO. CONSOLIDATED

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Third Quarter		First Three Quarters
(in thousands, except per share data)	2016	2015	2016	2015
Net sales	$849,028	$618,806	$2,314,868	$1,686,742
Cost of sales	521,838	380,270	1,424,073	1,026,516

Gross profit	327,190	238,536	890,795	660,226
Selling, delivery and administrative expenses	287,389	210,851	783,857	577,323

Income from operations	39,801	27,685	106,938	82,903
Interest expense, net	8,452	6,686	27,621	20,751
Other income (expense), net	7,325	(3,992)	(26,100)	(3,003)
Gain (loss) on exchange of franchise territory	—	—	(692)	8,807
Gain on sale of business	—	22,651	—	22,651

Income before income taxes	38,674	39,658	52,525	90,607
Income tax expense	13,121	12,099	18,681	31,174

Net income	25,553	27,559	33,844	59,433
Less: Net income attributable to noncontrolling interest	2,411	2,006	5,091	4,722

Net income attributable to Coca-Cola Bottling Co. Consolidated	$23,142	$25,553	$28,753	$54,711

Basic net income per share based on net income attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$2.48	$2.75	$3.09	$5.89

Weighted average number of Common Stock shares outstanding	7,141	7,141	7,141	7,141
Class B Common Stock	$2.48	$2.75	$3.09	$5.89

Weighted average number of Class B Common Stock shares outstanding	2,172	2,151	2,167	2,146
Diluted net income per share based on net income attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$2.47	$2.74	$3.08	$5.87

Weighted average number of Common Stock shares outstanding – assuming dilution	9,353	9,332	9,348	9,327
Class B Common Stock	$2.47	$2.73	$3.07	$5.85

Weighted average number of Class B Common Stock shares outstanding – assuming dilution	2,212	2,191	2,207	2,186

COCA-COLA BOTTLING CO. CONSOLIDATED

CONDENSED BALANCE SHEETS (Unaudited)

(in thousands)	October 2, 2016	January 3, 2016	September 27, 2015
ASSETS
Current assets:
Cash	$52,217	$55,498	$40,491
Trade accounts receivable, net	264,737	184,009	175,930
Accounts receivable, other	84,541	52,611	64,869
Inventories	126,039	89,464	94,148
Prepaids and other current assets	51,132	53,337	38,935

Total current assets	580,666	434,919	414,373

Property, plant and equipment, net	722,024	525,820	446,783
Leased property under capital leases, net	35,002	40,145	41,682
Other assets	82,615	63,739	63,158
Franchise rights, goodwill and other intangibles, net	833,718	781,942	743,463

Total assets	$2,254,025	$1,846,565	$1,709,459

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt and capital lease obligations	$7,378	$7,063	$171,702
Accounts payable and accrued expenses	427,464	319,490	304,599

Total current liabilities	434,842	326,553	476,301

Deferred income taxes	150,913	146,944	138,288
Pension, postretirement and other liabilities	451,139	382,287	348,706
Long-term debt and obligations under capital leases	863,190	668,349	433,272

Total liabilities	1,900,084	1,524,133	1,396,567

Stockholders’ equity	269,474	243,056	234,836
Noncontrolling interest	84,467	79,376	78,056

Total equity	353,941	322,432	312,892

Total liabilities and equity	$2,254,025	$1,846,565	$1,709,459

COCA-COLA BOTTLING CO. CONSOLIDATED

CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

	First Three Quarters
(in thousands)	2016	2015
Operating Activities:
Consolidated net income	$33,844	$59,433
Depreciation and amortization	83,386	58,409
Deferred income taxes	5,509	(3,489)
Stock compensation expense	4,445	5,674
Gain on sale of business	—	(22,651)
Acquisition related contingent consideration fair value adjustment	26,060	3,003
Change in assets and liabilities (exclusive of acquisition)	(29,620)	(21,272)
Other	4,501	(6,624)

Net cash provided by operating activities	128,125	72,483

Investing Activities:
Acquisition of new territories, net of cash acquired	(174,571)	(52,739)
Purchases of property, plant and equipment (exclusive of acquisition)	(124,599)	(104,422)
Proceeds from the sale of BYB Brands, Inc.	—	26,360
Other	(6,883)	274

Net cash used in investing activities	(306,053)	(130,527)

Financing Activities:
Borrowings under Revolving Credit Facility and Term Loan Facility	610,000	269,000
Payment of Revolving Credit Facility and Senior Notes	(409,757)	(165,000)
Cash dividends paid	(6,980)	(6,964)
Payment of acquisition related contingent consideration	(10,470)	(2,405)
Principal payments on capital lease obligations	(5,279)	(4,889)
Other	(867)	(302)

Net cash provided by financing activities	176,647	89,440

Net increase (decrease) during the period	(1,281)	31,396
Balance at the beginning of the period	55,498	9,095

Balance at the end of the period	$54,217	$40,491

Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Further, given the transformation of the Company’s business through expansion transactions with The Coca-Cola Company, the Company believes these non-GAAP financial measures allow users to better appreciate the impact of these transactions on the Company’s performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.

The following tables reconcile reported GAAP results to comparable results for the third quarter of 2016 and the third quarter of 2015:

	Third Quarter 2016
(in thousands, except per share data)	Net sales	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$849,028	$39,801	$38,674	$23,142	$2.48
Fair value adjustments for commodity hedges	—	(388)	(388)	(239)	(0.03)
2016 & 2015 acquisitions impact	(298,313)	(2,432)	(2,432)	(1,495)	(0.16)
Territory expansion expenses	—	9,780	9,780	6,015	0.64
Fair value adjustment of acquisition related contingent consideration	—	—	(7,365)	(4,530)	(0.48)

Total reconciling items	(298,313)	6,960	(405)	(249)	(0.03)

Comparable results (non-GAAP)	$550,715	$46,761	$38,269	$22,893	$2.45

	Third Quarter 2015
(in thousands, except per share data)	Net sales	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$618,806	$27,685	$39,658	$25,553	$2.75
Fair value adjustments for commodity hedges	—	2,130	2,130	1,308	0.14
2015 acquisitions impact	(84,734)	(1,297)	(1,297)	(796)	(0.09)
2015 divestitures impact	(5,028)	277	277	170	0.02
Territory expansion expenses	—	6,947	6,947	4,265	0.46
Gain on sale of business	—	—	(22,651)	(13,908)	(1.49)
Fair value adjustment of acquisition related contingent consideration	—	—	3,992	2,451	0.26

Total reconciling items	(89,762)	8,057	(10,602)	(6,510)	(0.70)

Comparable results (non-GAAP)	$529,044	$35,742	$29,056	$19,043	$2.05

The following tables reconcile reported GAAP results to comparable results for the first three quarters of 2016 and the first three quarters of 2015:

	First Three Quarters 2016
(in thousands, except per share data)	Net sales	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$2,314,868	$106,938	$52,525	$28,753	$3.09
Fair value adjustments for commodity hedges	—	(4,198)	(4,198)	(2,582)	(0.28)
2016 & 2015 acquisitions impact	(727,874)	(19,691)	(19,691)	(12,111)	(1.30)
Territory expansion expenses	—	23,208	23,208	14,273	1.53
Special charitable contribution	—	4,000	4,000	2,460	0.26
Exchange of franchise territories	—	—	692	425	0.05
Fair value adjustment of acquisition related contingent consideration	—	—	26,060	16,026	1.71

Total reconciling items	(727,874)	3,319	30,071	18,491	1.97

Comparable results (non-GAAP)	$1,586,994	$110,257	$82,596	$47,244	$5.06

	First Three Quarters 2015
(in thousands, except per share data)	Net sales	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$1,686,742	$82,903	$90,607	$54,711	$5.89
Fair value adjustments for commodity hedges	—	2,236	2,236	1,373	0.15
2015 acquisitions impact	(175,240)	(5,733)	(5,733)	(3,520)	(0.38)
2015 divestitures impact	(31,376)	(3,252)	(3,252)	(1,997)	(0.21)
Territory expansion expenses	—	14,194	14,194	8,715	0.93
Exchange of franchise territories	—	—	(8,807)	(5,407)	(0.58)
Gain on sale of business	—	—	(22,651)	(13,908)	(1.49)
Fair value adjustment of acquisition related contingent consideration	—	—	3,003	1,844	0.20

Total reconciling items	(206,616)	7,445	(21,010)	(12,900)	(1.38)

Comparable results (non-GAAP)	$1,480,126	$90,348	$69,597	$41,811	$4.51